                                                                  EXHIBIT 10-AA

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


IN RE THE COLUMBIA GAS SYSTEM, INC. AND
   COLUMBIA GAS TRANSMISSION CORPORATION,

               DEBTORS.                      CASE NOS. 91-803
                                                       91-804



                                  STIPULATION


     WHEREAS, Ozark Gas Transmission System (Ozark) and Columbia Gas

Transmission Corporation (TCO) are parties to a certain agreement, as amended,

as follows (Contract):


     Contract            Dth/Day        Contract Date
     ------------        -------        -------------
     MS-27534-AR         85,000         March 1, 1982



     WHEREAS, on April 8, 1992, the Federal Energy Regulatory Commission (FERC)

issued Order No. 636, as amended by subsequent Commission orders (Order No.

636) requiring, inter alia, restructuring of interstate pipeline rates and services; and

     WHEREAS, Ozark commenced implementation of Order No. 636 on its system on

October 1, 1993; and

     WHEREAS, TCO implemented restructured services under Order No. 636 on

November 1, 1993 and does not require the contract with Ozark for firm transportation and has been unable to permanently assign any of the capacity associated with the Contract to its customers or other parties; and

     WHEREAS, TCO and Ozark wish to terminate the Contract in consideration of the agreements set out herein; and

     WHEREAS, TCO and Ozark agree that the term "Excess Capacity" shall mean the total amount of permanently unassigned capacity not required under the

Contract as of the effective date of this Stipulation, pursuant to Paragraph 9 herein; and

     WHEREAS, TCO and Ozark have agreed to an exit fee (as has been contemplated by Order No. 636) to be calculated as specified below (the "Exit

Fee") in consideration of TCO's and Ozark's abandonment of the Excess Capacity,

which capacity is not required by TCO or its customers as a result of TCO's implementation of Order No. 636; and

     WHEREAS, TCO will use its Transportation Cost Rate Adjustment mechanism

(TCRA) to fully recover the Exit Fee from its customers pursuant to Order No.

636, which mechanism for such recovery was approved by the FERC by orders issued on July 14, 1993 and September 29, 1993, in Docket Nos. RS92-5, et al.;

and

     WHEREAS, on March 18, 1992, Ozark filed certain interim proofs of claim against TCO, to-wit:

     a.    Proof of Claim No. 12161 in the amount of $1,236,445.68 plus interest, costs and attorneys' fees to the extent allowable, which relates to certain pre-petition imbalances due Ozark under the

           Contract in connection with the transportation of natural gas;

     b.    Proof of Claim No. 12164 in the amount of $1,817,107.00 plus interest, costs and attorneys' fees to the extent allowable, which relates to certain pre-petition charges due Ozark under the

           Contract for the transportation of natural gas during June and July

           1991;

     c.    Proof of Claim No. 12162 in an unknown amount, plus interest, costs and attorneys' fees to the extent allowable, which relates to certain post-petition imbalances due Ozark under the Contract in connection with the transportation of natural gas;

     d.    Proof of Claim No. 12163 in the amount of $21,661,582.00, plus interest, costs and attorneys' fees to the extent allowable, which relates to contingent Contract rejection damages under the terms of the Contract.

     WHEREAS, Ozark has further made a post-petition claim for reimbursement of construction costs associated with certain delivery point facilities to

Arkla/MRT at Searcy in the amount of $336,194.

     WHEREAS, Ozark owes TCO certain excess deferred income taxes in the amount of $1,723,629 due to be refunded through February 28, 1997, the termination date of the Contract.  Of this amount $898,046 is due to be refunded through

September 30, 1994.  Ozark has alleged a right of setoff for its pre-petition transportation expense claim against the refund of excess deferred taxes.

     WHEREAS, TCO and Ozark have agreed to settle the amount of transportation expense under Claim No. 12164 in the amount of $1,723,629 as a setoff claim,

which amount will be paid by TCO within ten (10) business days after the approval of this Stipulation by the Bankruptcy Court, in exchange for Ozark's withdrawal of all other claims against TCO for the period prior to October 1,

1994, subject to reinstatement as provided in paragraph 9 herein; and

     WHEREAS, pursuant to the Bankruptcy Court's orders of September 20, 1991 and October 3, 1991, TCO is authorized to remedy pre-petition gas imbalances under transportation and exchange agreements in the ordinary course of business and TCO and Ozark will remedy any pre- and post-petition gas imbalances under transportation and exchange agreements in the ordinary course of business;

     IT IS THEREFORE STIPULATED AND AGREED by the parties hereto as follows:

     1.   The Contract shall be terminated by agreement of the parties 70 days after the effective date of this Stipulation pursuant to paragraph 9 herein,

subject to reinstatement as provided in said paragraph 9; provided, however,

that within 10 business days after the effective date, TCO shall pay to Ozark the Exit Fee in satisfaction of its contractual obligations and no further demand charge payment, other than demand charges accrued to the effective date,

shall be owed by TCO for the 70-day period after the effective date and prior to the Contract termination date, subject to reinstatement pursuant to the provisions of paragraph 9 herein.  Ozark shall, within the 70-day period, pay the Series A and Series C notes in full and obtain a defeasance of rights thereunder.  The 70-day period may be shortened by the parties if all imbalances between the parties have been rectified, accrued demand charges shall have been paid by TCO, and Ozark shall have paid the balance of the Ozark indenture in full and received a defeasance of rights pursuant thereto.  This provision shall not be construed to relieve TCO from its contractual obligations prior to Contract termination, it being understood between the parties that payment of the Exit Fee satisfies such contractual obligations.

Other than as provided for in this Stipulation, each party hereby waives any claim, rights or damages thereunder for services rendered prior to the effective
date, except for (1) claims with respect to imbalances which shall be remedied in the ordinary course of business pursuant to the Bankruptcy Court's orders of

September 20, 1991 and October 3, 1991 authorizing TCO to remedy gas imbalances; (2) post-petition unpaid invoice claims for billing periods subsequent to September 30, 1994 which shall be satisfied in the ordinary course of business as administrative expense claims under Section 503 of the

Bankruptcy Code; (3) the right of Ozark to recover from TCO costs which have been authorized by the FERC for service periods predating the effective date of this Stipulation pursuant to Paragraph 9 herein; and (4) the right of TCO to refunds, excluding excess deferred taxes which are dealt with herein, from

Ozark for overpayments made to Ozark, as determined by the FERC, for services rendered to TCO by Ozark during periods which predate the effective date of this Stipulation pursuant to Paragraph 9 herein.

     2.   Prior to the effective date of this Stipulation pursuant to Paragraph

9 herein, the Contract will be permanently assignable to TCO's customers and to other parties in accordance with Order No. 636, as it may be amended, modified or superseded, and Ozark's and TCO's approved FERC Gas Tariff, and subject to applicable laws, rules, regulations, and orders of applicable regulatory authorities.  Without limiting the foregoing, TCO shall have the right prior to the date this Stipulation becomes effective to assign all or a portion of the firm transportation capacity underlying the Contract, on a permanent basis in connection with TCO's and/or Ozark's restructuring under Order No. 636 to one or more of TCO's customers or other parties which would be eligible to receive service under Ozark's Tariff and Ozark agrees that any permanent full or partial assignment(s) of capacity to an eligible shipper, which complies in all respects with Ozark's tariff, shall constitute an assignment of the underlying Contract pursuant to 11 U.S.C.  Section 365(f).

Accordingly, upon permanent assumption and assignment of capacity by TCO to such customers or other parties, TCO shall not, consistent with the provisions of 11 U.S.C. Section  365(k), have any liability for "breach of such Contract occurring after such assignment" with respect to the assigned capacity;

provided, however, that nothing herein shall affect (1) the right of Ozark to recover from TCO costs (a) which have been authorized by the FERC for service periods predating the effective date of assignment of the underlying Contract,

and (b) which are recoverable by Ozark from TCO, consistent with the terms of a

FERC order, during that portion of the FERC-approved recovery period predating the effective date of assignment of the underlying Contract; and (2) the right of TCO to refunds from Ozark for overpayments made to Ozark, as determined by the FERC, for services rendered to TCO by Ozark during periods which pre-date the effective date of assignment of the underlying Contract except for excess deferred taxes which are dealt with herein.

     3.   Without limiting in any respect the provisions of Paragraph 2, TCO shall, until the effective date of this Stipulation pursuant to Paragraph 9 herein, be entitled to the same rights and subject to the same obligations under Ozark's tariff and FERC orders as all other customers of Ozark under the same Rate Schedule, including the right to participate in Ozark's capacity release and assignment program.

     4.   Within ten (10) business days after this Stipulation is approved by the Bankruptcy Court, Ozark shall at its option, either refund the amount of

$1,723,629, representing the total amount of excess deferred taxes due to be refunded to TCO through

February 28, 1997, the termination date of the Contract, or refund the amount of $898,046, representing the amount of excess deferred taxes due to be refunded to TCO through September 30, 1994, and thereafter refund, with interest on the unpaid balance accruing at the applicable FERC interest rate from the effective date of this Stipulation, the balance of the excess deferred taxes as the taxes actually become due until the principal amount of $1,723,629 is paid.  Nothing herein shall be construed to prohibit Ozark from paying the outstanding balance with accrued interest to date at any time with no further interest obligation.  The total amount of $1,723,629 plus any interest due will be paid no later than February 28, 1997.

     5.   Within ten (10) business days after this Stipulation is approved by the Bankruptcy Court, TCO shall pay Ozark $1,723,629, without interest, in satisfaction of Ozark's Claim No. 12164 for pre-petition transportation expenses and any right of setoff by Ozark under Section 553 of the Bankruptcy

Code.  In consideration of such payment, all of Ozark's proofs of claim against

TCO, with the exception of Proof of Claim No. 12163, which shall be deemed withdrawn upon payment of the Exit Fee contemplated in paragraph 6 herein,

subject to reinstatement pursuant to paragraph 9 herein, shall be deemed withdrawn with prejudice on the tenth day after the date of approval by the

Bankruptcy Court and Ozark shall file no other claims in TCO's bankruptcy for the period prior to October 1, 1994; provided, however, such claims are subject to reinstatement by Ozark to the extent provided under Paragraph 9, as well as

TCO's concomitant right to assert any objections to such claims.

     6.   Within ten (10) business days after the date the Stipulation becomes effective pursuant to Paragraph 9 herein, TCO shall pay Ozark the Exit Fee in consideration of the
termination of the Contract.  Proof of Claim No. 12163 shall be deemed withdrawn upon payment of the Exit Fee, subject to reinstatement as provided in paragraph 9 herein.  The Exit Fee amount shall be calculated using the formula on Attachment A and using the Excess Capacity that exists as of the date the

Stipulation becomes effective pursuant to Paragraph 9 herein.  In order to determine the Exit Fee, the remaining term of the Contract shall commence on the effective date pursuant to Paragraph 9.(1)

     7.   TCO shall continue to make payments billed by Ozark relating to the

Contract up to the effective date of this Stipulation, pursuant to Paragraph 9 herein.  A partial month shall be pro-rated to the effective date.

     8.   This Stipulation shall not be deemed an admission of any fact or proposition of law, and shall not be used for any purpose other than to enforce the terms of this Stipulation and the orders entered approving this Stipulation as described in Paragraph 9.  Notwithstanding the prior sentence, the parties hereto shall be free to refer to and discuss this Stipulation for informational purposes in any proceedings before the FERC or other courts and regulatory bodies and in related discussions and negotiations.

     9.   This Stipulation shall not be effective until it is approved,

executed and entered by the Bankruptcy Court and until FERC issues a final order, no longer subject to rehearing, approving this Stipulation, including,

specifically, authorization for TCO to fully recover the Exit Fee, with interest at the applicable FERC interest rate, from its customers pursuant to the




- ----------------------------------

    (1) Assuming an October 1, 1994 effective date and 85,000 Dth per day of Excess Capacity, the Exit Fee would be $13.5 million in accordance with the Schedule on Attachment A. Assuming an April 1, 1995 effective date and 85,000 Dth per day of Excess Capacity, the Exit Fee would be $10,864,792.

TCRA.  A FERC order relating to the Exit Fee which contains any provisions or condition which would have a material adverse effect on Ozark's rates as a result of termination of the Contract shall not satisfy the prior sentence unless Ozark consents to such order as constituting an order approving the

Stipulation.  TCO and Ozark agree to use reasonable, good faith efforts to obtain approval from the Bankruptcy Court and FERC where such approvals are required and to take all reasonable steps necessary to assist the other in obtaining such approvals.  Without limitation of the prior sentence, Ozark agrees that it will support, or not oppose TCO in its filing to recover the

Exit Fee costs from its customers and TCO agrees that it will support , or not oppose Ozark before FERC with respect to issues arising as a result of terminating the Contract and payment of the Exit Fee.  If any court should reverse in whole or in part the order of the Bankruptcy Court or the final order of the FERC approving this Stipulation, unless the parties agree in writing to the contrary, all monies paid by TCO or Ozark pursuant to this

Agreement, plus interest at the applicable FERC interest rate, shall be returned to the other, the status quo ante shall be restored, the Contract reinstated and TCO and Ozark agree to pay all amounts due (e.g., demand charges, excess deferred taxes, etc.) between the effective date of this

Stipulation and the date of reversal.  In the event of a reversal in whole or in part of the order of the Bankruptcy Court or the final order of the FERC approving this Stipulation, Ozark may set off all amounts paid by TCO, except for amounts paid by TCO representing pre-petition claims, against all amounts due from TCO for post-petition contractual obligations between the effective date and the date of reversal.  TCO and Ozark retain all rights to assert claims, objections and other rights that are to be resolved by this settlement,

and no party can use this settlement as
evidence against TCO or Ozark.  If, forty-five (45) days prior to the date first set for the hearing on the confirmation of a plan of reorganization for

TCO (which plan has been distributed for voting purposes) (the "Notification

Date"), the Bankruptcy Court has entered an order and the FERC has issued a final order approving this Stipulation no longer subject to rehearing, but either or both of such orders are subject to review on appeal, TCO may elect to assume the obligations arising under this Stipulation and the Contract, by notifying Ozark of its decision in writing within five (5) business days following the Notification Date.  In the event TCO does not exercise the option described above in the time prescribed herein, this Stipulation shall be treated as if either the order of the Bankruptcy Court or the final order of

FERC approving this Stipulation has been reversed on appeal and the parties shall be returned to the status quo ante.  Ozark and TCO shall have all of their respective rights under the Bankruptcy Code and other applicable law,

including, without limitation, TCO's right to seek rejection of the Contract and Ozark's right to oppose such rejection and to file claims arising out of any rejection of the Contract and to seek allowance and payment of such claims.

     10.  If this Stipulation has not been approved on or before April 30, 1995 by the Bankruptcy Court and by the FERC by final orders, no longer subject to rehearing, this Stipulation may be terminated by either party by giving ten

(10) business days prior written notice.

     Dated: December 9th, 1994



                    OZARK GAS TRANSMISSION SYSTEM


                    By:    /s/ Charles R. Evans
                        ----------------------------

                                    Charles R. Evans

                    Its: President

                    COLUMBIA GAS TRANSMISSION CORPORATION

                    By:     /s/ B. D. Perine
                         -------------------------------
                                    B. D. Perine

                    Its: Sr. Vice President